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                                                 EXHIBIT 10.9


                 PACIFIC GATEWAY PROPERTIES, INC.
                   INCENTIVE STOCK OPTION PLAN


    1.   PURPOSE

         The Plan is intended to enhance the profitability and value of Pacific Gateway Properties, Inc. for the benefit of its stockholders by permitting the Corporation to grant stock ownership to officers and other key employees. These opportunities are intended to provide additional incentive to such personnel by offering them a greater stake in the Corporation's continued success. Further, the availability and offering of award opportunities under the Plan is intended to enhance the Corporation's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Corporation will depend. Through incentive stock option grants, the proprietary position and outlook of officers and key employees is furthered, thus tying their personal interests more closely to those of stockholders.

    2.   DEFINITIONS

         For Plan purposes, except where the context otherwise indicates, the following terms shall have the meanings which follows:

         (a) "Agreement" shall mean a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant which specifies the terms and conditions of an Option granted to such Participant.

         (b)  "Award" shall mean an Option granted to a Participant.

         (c) "Beneficiary" shall mean the person or persons, who may be designated by a Participant from time to time in writing to the Committee, and who shall receive, if the Participant dies, any Option exercise rights.

         (d)  "Board" shall mean the Board of Directors of the Corporation.

         (e) "Code" shall mean the Internal Revenue Code of 1954, as amended, and the rules and regulations promulgated thereunder.

         (f) "Committee" shall mean the Compensation Committee, or such other Committee of the Board, which shall be designated by

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     the Board to administer the Plan.  The Committee shall be composed of three or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall also be a member of the Board and shall be a disinterested person within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

         (g) "Common Stock" shall mean the Common Stock of the Corporation having a par value of $1.00 per share.

         (h)  "Corporation" shall mean Pacific Gateway Properties, Inc.

         (i) "Employee" shall mean any person who is employed on full-time or part-time bases by the Corporation or any Subsidiary Corporation of the Corporation and who is compensated, at least in part, by the Corporation.

         (j) "Fair Market Value" shall mean, with respect to any given day, the mean average of the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select.

         (k) "Incentive Stock Option" shall mean a stock option which is intended to meet and comply with the terms and conditions for an "incentive stock option" as set forth in Section 422A of the Code.

         (l) "Option" shall mean a right, including an Incentive Stock Option, to purchase a stated number of shares of Common Stock subject to such terms and conditions as are set forth in the Agreement and the Plan.

         (m) "Participant" shall mean an Employee, including an Employee who may also be a member of the Board, who is granted an Award under the Plan.

         (n) "Plan" shall mean the Pacific Gateway Properties, Inc. Incentive Stock Option Plan as set forth herein and as amended from time to time.

         (o) "Subsidiary Corporation" shall mean any corporation which is a subsidiary corporation of the Corporation as defined in Section 425(f) of the Code.

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    3.   ADMINISTRATION

         (a) The Committee shall administer the Plan and, accordingly, it shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan.

         (b) The determination of those eligible to receive Awards, and the amount, type and timing of each Award shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

         (c) The Committee may cancel any Awards awarded under the Plan if a Participant conducts oneself in a manner which the Committee determines to be inimical to the best interests of the Corporation. Any decision made, or action taken, by the Committee, arising out of, or in connection with, the interpretation and administration of the Plan shall be final and conclusive.

    4.   COMMON STOCK

         (a) The total number of shares of Common Stock available for grants of Options under the Plan shall be 200,000, subject to adjustment in accordance with Section 7 of the Plan, which shares may be either authorized but unissued or reacquired shares of Common Stock. If an Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall again be available for grants.

    5.   ELIGIBILITY FOR PARTICIPATION

         (a) Consistent with Plan objectives, eligibility to become a Participant in the Plan and receive Awards shall be limited to key Employees.

         (b) No Incentive Stock Option shall be granted to an Employee ineligible at the time to receive such an Option because of owning more than 10% of the Common Stock in accordance with the provisions of Section 422A(b)(6) of the Code, unless the Option meets the requirements of Section 422A(c)(8).

    6.   OPTIONS -- TERMS AND CONDITIONS

         All Options granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan, and such other provisions not inconsistent with the qualification requirements for an Incentive Stock Option as the Committee may adopt, including the following provisions:

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         (a)  PRICE:  The Option price per share shall not be less than 100%
     of the Fair Market Value of a share of Common Stock on the date of grant.

         (b) PERIOD: An Option shall not be granted for a period longer than ten years from date of grant.

         (c) TIME OF EXERCISE: The Committee may establish installment exercise terms for an Option such that the Option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the time of exercise of any Option.

         (d) EXERCISE: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Corporation and payment of the full price of the shares being exercised. Payment may be made:
     (i) in the United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or (ii) at the discretion of the Committee, through the delivery of shares of Common Stock with a value equal to the Option price, or (iii) by a combination of both (i) and (ii) above. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. A Participant shall not have any of the rights or privileges of a holder of Common Stock until such time as shares of Common Stock are issued or transferred to the Participant pursuant to exercising said option.

         (e) TERMINATION OF EMPLOYMENT: In the event a Participant shall cease to be employed by the Corporation or any subsidiary corporation of the Corporation while he is holding one or more Options, each Option shall expire at the earlier of the expiration of the Option's term or the following:

              (i) one year after termination due to disability within the meaning of Section 22(e)(3) of the Code as determined by the Committee;

              (ii) one year after the Participant's death; and

              (iii) coincident with the date of termination if due to any other reason, except as and to the extent that the Committee may determine otherwise.

         In the event of termination due to normal retirement, or earlier retirement with Committee consent under a formal plan or policy of the Corporation while any portion of an Option remains exercisable, such Option shall expire at the earlier of the expiration of the

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Option's term or three years after such termination; provided, however, that exercise of the Option after the periods set forth in the preceding sentence may disqualify such Option from treatment as an Incentive Stock Option.

         In the event of death following termination of employment while any portion of the Option remains exercisable, the Committee in its discretion may provide for an extension of the exercise period for up to one year after the Participant's death but not beyond the expiration of the Options' terms.

              (f) EFFECT OF LEAVES OF ABSENCE: For purposes of this Section, it shall not be considered a termination of employment when a Participant is placed by the Corporation or any Subsidiary Corporation of the Corporation on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant. In case of such leave of absence the employment relationship shall be continued until the later of the date when such leave equals 90 days or the date when the Optionee's right to reemployment with the Corporation or such subsidiary shall no longer be guaranteed either by statute or contract.

              (g) LIMIT ON COMMON STOCK SUBJECT TO OPTIONS: The aggregate Fair Market Value of the shares of stock, determined as of the time the Option is granted, for which any Participant may be granted Incentive Stock Options under the Plan or any other plan of the Corporation or any subsidiary corporation of the Corporation or any corporation which is a parent corporation (as defined in Section 425(e) of the Code) of the Corporation, in any calendar year shall not exceed $100,000 plus any unused limit carryover (or such larger individual employee maximum as may be in effect from time to time under the Code at the time the Incentive Stock Option is granted), computed in accordance with Section 422A(c)(4) of the Code.

              (h) SEQUENTIAL EXERCISE: No Incentive Stock Option shall be exercisable while there is outstanding any other Incentive Stock Option (including any Option qualifying as an Incentive Stock Option by reason of any election by the Corporation pursuant to Section 251(c)(1)(B) of the Economic Recovery Tax Act of 1981) which was granted to the Participant before the grant of such Option under the Plan or any other plan which gives the right to the Participant to purchase stock in the Corporation or in a corporation which is a parent corporation (as defined in Section 425(e) of the Code) of the Corporation or a Subsidiary Corporation of the Corporation or any predecessor corporation of any of such corporations at the time of grant. An Incentive Stock Option shall be treated as outstanding until it is either exercised in

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     full or expires by reason of lapse of time.

              (i) NOTICE OF CERTAIN DISPOSITIONS: Any participant who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (i) within two years after the date of the grant of the Option under which the stock was acquired or (ii) within one year after the acquisition of such shares shall notify the Corporation of such disposition and of the amount realized upon such disposition.

              (j) RESTRICTIONS ON TRANSFERABILITY: Any Option shall not be transferable by the individual to whom it is granted otherwise than by will or the laws of descent and distribution and is exercisable during his lifetime only by him.

    7.   ADJUSTMENTS

         In the event of a stock dividend, stock split or other subdivision, consolidation or change in the shares of Common Stock, the number of shares of Common Stock available for Options and subject to outstanding Options shall be adjusted proportionately. Likewise, the option price per share of outstanding Options shall be appropriately adjusted.

    8.   MERGER, CONSOLIDATION OR TENDER OFFER

              (a) If the Corporation shall be a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all the assets of the Corporation, each outstanding Option shall pertain and apply to the securities and/or property which a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.

              (b)  In the event that:

                   (i) any person other than the Corporation shall acquire more than 20% of the Common Stock through a tender offer, exchange offer or otherwise; or

                   (ii) a change in the "control" of the Corporation occurs, as such term is defined in Rule 405 under the Securities Act of 1934; or

                   (iii) there shall be a sale of all or substantially all of the assets of the Corporation;

          Any then outstanding Option which has been held for six months or longer by a Participant, who is deemed by the

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          Committee to be statutory officer or insider for purposes of
          Section 16 of the Securities Exchange Act of 1934 shall be entitled to receive, subject to any action by the Committee revoking such an entitlement as provided for below, in lieu of exercise of such Option, a cash payment in an amount equal to the difference between the aggregate exercise price of such Option and, (A) in the event of an offer or similar event, the final offer price per share paid for Common Stock, or such lower price as the Committee may determine to conform an Option to preserve its Incentive Stock Option status, times the number of shares of Common Stock covered by the Option, or (B) in the case of any change of control or sale of assets covered by (iii) above, the aggregate fair market value of the shares covered by the Option, as determined by the Committee at such time.

         Any payment which the Corporation is required to make pursuant to the above, shall be made within thirty business days following the event which results in the Participant's right to such payment. In the event of an offer in which fewer than all the shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the shares covered by an Option as results from multiplying such shares by a fraction, the numerator of which is the number of shares of Common Stock acquired pursuant to the offer and the denominator of which is the number of shares of Common Stock tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of an Option shall be affected by this provision all or such portion of the Option shall be terminated.

         Notwithstanding the above, the Committee may, by unanimous vote, and resolution, unilaterally revoke the benefits of the above provision; provided, however, that such vote is taken no later than ten business days following public announcement of the intent of an offer or the change of control, whichever occurs earlier.

    9.   AMENDMENT AND TERMINATION OF PLAN

         (a) The Board, without further approval of the stockholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Corporation; provided, however, that no such amendment shall be made, without approval of the stockholders, which would:

                   (i) materially modify the eligibility requirements for Participants;

                   (ii) increase the total number of shares of Common
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         Stock which may be issued pursuant to Stock Options, except as is provided for in accordance with section 7, under the Plan;

                   (iii) decrease the minimum Option price per share;

                   (iv) extend the period for granting Options;

                   (v)  materially increase benefits accruing to Participants.

         (b) No amendment, suspension or termination of this Plan shall, without the Participant's consent, alter or impair any of the rights or obligations under any Award theretofore granted to her or him under the Plan.

         (c) The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

    10.  GOVERNMENT AND OTHER REGULATIONS

         The obligation of the Corporation to issue, or transfer and deliver shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect.

    11.  UNFUNDED PLAN

         The Plan, insofar as it provides for payments, shall be unfunded and the Corporation shall not be required to segregate any assets which may at any time be subject to Awards under the Plan. Any liability of the Corporation to any person with respect to any award under this Plan shall be based solely upon any contractual obligations which may be created by Agreements reflecting grants under this Plan.

    12.  MISCELLANEOUS PROVISIONS

         (a) RIGHT TO CONTINUED EMPLOYMENT: No person shall have any claim or right to be granted an Award under the Plan, and the grant of an Award under the Plan shall not be construed as giving any Participant the right to be retained in the employ of the Corporation or any Subsidiary Corporation of the Corporation and the Corporation expressly reserves the right at any time to dismiss a Participant with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an Agreement.

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         (b)  NON-TRANSFERABILITY:  Except by will or the laws of descent and distribution, no right or interest of any Participant in the Plan shall be assignable or transferable and no right or interest of any Participant shall be liable for, or subject to, any lien, obligation or liability of such Participant.

         (c) WITHHOLDING TAXES: The Corporation may require a payment to cover applicable withholding for income and employment taxes in the event of certain exercises of Options or dispositions of Common Stock acquired pursuant to an Option. In the event such tax withholding shall be required, a Participant may make a written election to have shares of Common Stock withheld by the Corporation from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such election made by a Participant shall be at the sole discretion of the Committee.

         (d) PLAN EXPENSES: Any expenses of administering this Plan shall be borne by the Corporation.

         (e) LEGAL CONSIDERATIONS: No person, including a Participant, or his or her Beneficiary, shall have any claim or right to receipt of an award, if, in the opinion of counsel for the Corporation, such payment does not comply with legal requirements, or is opposed to governmental public policy.

         (f) OTHER PLANS: Nothing contained herein shall prevent the Corporation from establishing other incentive and benefit plans in which Participant in the Plan may also participate. However, any amounts paid to a Participant with respect to Awards under the Plan shall not affect the level of benefits provided to or received by any Participant (or his or her estate or Beneficiary) as part of any other employee benefit plan of the Corporation.

         (g) NO WARRANTY OF TAX EFFECT: Except as may be contained in any Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect for federal, state or local tax purposes of any Awards.

         (h) CONSTRUCTION OF PLAN: The place of administration of the Plan shall be in the Commonwealth of Massachusetts. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York.

    13.  STOCKHOLDER APPROVAL AND EFFECTIVE DATES

         Upon approval by the stockholders of the Corporations, this Plan shall become unconditionally effective as of September 23, 1985.

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No Option shall be granted after September 22, 1995; provided, however, that the Plan and all outstanding Awards granted under the Plan prior to such date shall remain in effect until the applicable Options have expired. If the stockholders shall not approve the Plan, the Plan shall not be effective and any and all actions taken prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded.